                               FLUOROPHARMA, INC.
                          (a development stage company)

                          REVIEWED FINANCIAL STATEMENTS

                              AS OF MARCH 31, 2007
                                       AND
                              FOR THE THREE MONTHS
                          ENDED MARCH 31, 2007 AND 2006
                                       AND
                FOR THE PERIOD JUNE 13, 2003 (INCEPTION) THROUGH
                           MARCH 31, 2007 (UNAUDITED)

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ACCOUNTANTS' REVIEW REPORT ..............................................      2
FINANCIAL STATEMENTS

   Notes to Financial Statements ........................................   6-17

[RUCCI, BARDARO & BARRETTPC LOGO]
Certified Public Accountants and Business Advisors

To the Directors and Stockholders
FLUOROPHARMA, INC. (a development stage company)
Boston, Massachusetts

                           ACCOUNTANT'S REVIEW REPORT

We have reviewed the accompanying balance sheets of FLUOROPHARMA, INC. (a corporation) as of March 31, 2007 and the related statements of operations and cash flows for the three months ended March 31, 2007 and March 31, 2006, and the period June 13, 2003 (inception) through March 31, 2007 (unaudited) in accordance with Statements on Standards for Accounting and Review Services
issued by the American Institute of Certified Public Accountants. All
information included in these financial statements is the representation of the management of FLUOROPHARMA, INC.

A review consists principally of inquiries of Company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.

The balance sheet as of December 31, 2006 was audited by us, and we expressed an unqualified opinion on it in our report dated June 29, 2007. We have presented the balance sheet for comparative purposes only.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in NOTE A to the financial statements, the Company's recurring losses from operations, stockholders' deficiency and working capital deficiency raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in NOTE A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                   Rucci, Bardaro & Barrett, PC

                                                  Rucci, Bardaro, & Barrett, PC
                                                  Certified Public Accountants

Malden, Massachusetts
June 29, 2007

919 Eastern Avenue, Malden, MA 02148 Tel (781) 321-6065 Fax (781) 321-7747
7 Main Street, Atkinson, NH 03811 Tel (603) 362-8383 Fax (603) 362-5299

[Russell Bedford LOGO] A MEMBER OF RUSSELL BEDFORD INTERNATIONAL WITH AFFILIATED
                       OFFICES WORLDWIDE

                FLUOROPHARMA, INC. (a development stage company)

                                 BALANCE SHEETS

                      MARCH 31, 2007 AND DECEMBER 31, 2006

                                                  MARCH       DECEMBER
                                                31, 2007      31, 2006
                                              -----------   ----------
                                     ASSETS

CURRENT ASSETS
   Cash                                       $    23,045   $   175,488
   Deposits and prepaid expenses                   99,980       122,539
                                              -----------   -----------
         TOTAL CURRENT ASSETS                     123,025       298,027
                                              -----------   -----------
EQUIPMENT
   Office equipment                                 9,246         9,246
   Machinery and equipment                         57,321        10,218
                                              -----------   -----------
                                                   66,567        19,464
   Less: accumulated depreciation                  (3,765)       (2,501)
                                              -----------   -----------
         EQUIPMENT - NET                           62,802        16,693
                                              -----------   -----------
OTHER ASSETS
   License agreements, net                         68,800        71,677
   Website development costs                        8,961         9,814
   Loan receivable - related party                     --           508
                                              -----------   -----------
         TOTAL OTHER ASSETS                        77,761        81,999
                                              -----------   -----------
TOTAL ASSETS                                  $   263,588   $   396,989
                                              ===========   ===========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
   Accounts payable                           $   298,233   $   235,110
   Accrued liabilities                             62,774        66,009
   Notes payable - related party                  500,000       250,000
                                              -----------   -----------
         TOTAL CURRENT LIABILITIES                861,007       551,119
                                              -----------   -----------
STOCKHOLDERS' DEFICIT
   Common stock                                     3,220         3,220
   Additional paid-in capital                   2,973,063     2,862,586
      Deficit accumulated during the
      development stage                        (3,573,702)   (3,019,936)
                                              -----------   -----------
         TOTAL STOCKHOLDERS' DEFICIT             (597,419)     (154,130)
                                              -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT   $   263,588   $   396,989
                                              ===========   ===========

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                        3

                FLUOROPHARMA, INC. (a development stage company)

                            STATEMENTS OF OPERATIONS

             FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND
     THE PERIOD FROM JUNE 13, 2003 (INCEPTION) TO MARCH 31, 2007 (UNAUDITED)

                                                                       JUNE 13,
                                                                         2003
                                                                      (INCEPTION)
                                              FOR THE THREE MONTHS        TO
                                                 ENDED MARCH 31,       MARCH 31,
                                             ----------------------      2007
                                                2007        2006      (Unaudited)
                                             ---------   ----------   -----------

REVENUES                                     $      --   $       --   $        --
                                             ---------   ----------   -----------
OPERATING EXPENSE
   General and administrative (including
      stock based expense of $85,427,
      $199,924 and $677,390, respectively)     254,888      296,121     1,960,460
   Research and development (including
      stock based expense of $25,109,
      $3,534 and $82,579, respectively)        291,600      125,794     1,605,970
                                             ---------   ----------   -----------
      TOTAL OPERATING EXPENSE                  546,488      421,915     3,566,430
                                             ---------   ----------   -----------
      OPERATING LOSS                          (546,488)    (421,915)   (3,566,430)
                                             ---------   ----------   -----------
OTHER INCOME (EXPENSE)
   Interest income                                   9           --        1,109
   Interest expense                             (7,288)          --       (8,382)
                                             ---------   ----------   -----------
      TOTAL OTHER EXPENSE                       (7,279)          --       (7,273)
                                             ---------   ----------   -----------
LOSS BEFORE INCOME TAXES                      (553,767)    (421,915)   (3,579,703)
 Provision for income taxes                         --           --            --
                                             ---------   ----------   -----------
         NET LOSS                            $(553,767)  $ (421,915)  $(3,573,703)
                                             =========   ==========   ===========
LOSS PER COMMON SHARE - BASIC AND
   DILUTED                                   $   (0.17)  $    (0.20)  $        --
                                             =========   ==========   ===========
WEIGHTED AVERAGE SHARES OUTSTAND -
   BASIC AND DILUTED                         3,220,500    2,145,344
                                             =========   ==========

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                        4

                FLUOROPHARMA, INC. (a development stage company)

                            STATEMENTS OF CASH FLOWS

             FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND
 THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

                                                                                 JUNE 13, 2003
                                                         FOR THE THREE MONTHS     (INCEPTION)
                                                            ENDED MARCH 31,       TO MARCH 31,
                                                        ----------------------        2007
                                                           2007        2006       (Unaudited)
                                                        ---------   ----------   -------------

CASH FLOWS FROM OPERATING ACTIVITIES
NET LOSS                                                $(553,767)  $ (421,915)   $(3,573,703)
Adjustments to reconcile net loss to net
   cash used for operating activities:
      Amortization expense                                  3,730        1,788         17,635
      Depreciation expense                                  1,264           --          3,765
      Issuance of common stock for consulting                  --       23,488         23,488
      Expense related to employee stock options             3,425           --         32,231
      Non-cash fair value of stock options issued
         to non-employees for consulting                  107,052      273,895        777,744
      Non-cash administrative adjustment                        6           --              6
      Expenses paid by issuance of preferred stock             --           --         50,000
Changes in operating assets and liabilities:
   (Increase) decrease in:
      Deposits and prepaid expenses                        22,559      (70,437)       (99,980)
      Organizational costs                                     --           --             --
   Increase (decrease) in:
      Bank overdrafts                                          --           --             --
      Accounts payable                                     63,124     (121,395)       298,233
      Accrued liabilities                                  (3,234)    (141,319)        62,774
                                                        ---------   ----------    -----------
   NET CASH USED FOR OPERATING ACTIVITIES                (355,841)    (455,895)    (2,407,807)
                                                        ---------   ----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Acquisition cost of license agreements                      --           --        (85,000)
   Costs for website development                               --           --        (10,394)
   Purchases of property and equipment                    (47,103)          --        (66,567)
                                                        ---------   ----------    -----------
NET CASH USED FOR INVESTING ACTIVITIES                    (47,103)          --       (161,961)
                                                        ---------   ----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from issuance of note - related party         250,000           --        500,000
   Advances to stockholder                                     --           --           (508)
   Repayment of advances to stockholder                       501           --            501
   Cash received from sale of common stock                     --    1,000,000      1,567,820
   Cash received from sale of preferred stock                  --           --        525,000
                                                        ---------   ----------    -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                 250,501    1,000,000      2,592,813
                                                        ---------   ----------    -----------
         NET (DECREASE) INCREASE IN CASH                 (152,443)     544,105         23,045
CASH - BEGINNING                                          175,488       23,432             --
                                                        ---------   ----------    -----------
CASH - ENDING                                           $  23,045   $  567,537    $    23,045
                                                        =========   ==========    ===========
SUPPLEMENTAL CASH FLOW INFORMATION
   Cash PAID for interest                               $      --   $       --    $       108
                                                        =========   ==========    ===========
   Cash PAID for income taxes                           $      --   $       --    $        --
                                                        =========   ==========    ===========
Supplemental non-cash disclosure
   Increase in receivable related to equity financing   $      --   $  566,023    $        --
                                                        =========   ==========    ===========

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                        5

                FLUOROPHARMA, INC. (a development stage company)

                          NOTES TO FINANCIAL STATEMENTS

         FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR THE
   PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE A - NATURE OF OPERATIONS

     FLUOROPHARMA, INC., (the "Company") a privately-held molecular imaging company headquartered in Boston, Massachusetts, engages in the discovery, development and commercialization of proprietary diagnostic imaging products. The Company's initial focus is the development of novel positron emission tomography (PET) imaging agents for the efficient detection and assessment of acute and chronic forms of coronary artery disease (CAD).

     The accompanying financial statements have been prepared assuming that the
     Company will continue to operate as a going concern, including the realization of its assets and settlement of its liabilities at their carrying values in the ordinary course of business for the foreseeable future. However, substantial doubt about the Company's ability to continue as a going concern has been raised because the Company has experienced significant operating losses, negative cash flows from operations since inception and has not established any revenue sources. The Company has sustained cumulative losses of approximately $3.57 million through March
     31, 2007 and has a working capital deficit of approximately $738,000 at that date. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern.

     The ability of the Company to continue to operate as a going concern is primarily dependent upon the ability of the Company to generate the necessary financing to effectively produce and market Fluoropharma's products at competitive prices, to establish profitable operations and to generate positive operating cash flows. On March 10, 2006, the Company entered into an Investment Agreement (the "Agreement") with QUANTRX
     BIOMEDICAL CORPORATION (the "Investor"), pursuant to which the Investor has agreed to invest $1,566,000 in the Company and where the Company and the
     Investor intend for the Investor to acquire a majority interest in the
     Company through a series of staged investments, which will take the form of cash investments by the Investor in the Company at increasing valuations, with the Investor participating in each staged investment being at the
     Investor's sole discretion. See NOTE C - RELATED PARTY TRANSACTIONS.

NOTE B - INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited financial statements at March 31, 2007 and 2006 and for the three month periods then ended include the accounts of the
     Company. In our opinion, these unaudited financial statements have been prepared on the same basis as the audited financial statements for the year ended December 31, 2006 and 2005, and include all adjustments necessary to make the financial statements not misleading. Certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted in accordance with Accounting Principles
     Board Opinion No. 28, Interim Financial Reporting. These financial statements should be read in conjunction with the audited financial statements for the years ended December 31, 2006 and 2005.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                        6

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

         FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR THE
   PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE C - DEVELOPMENT STAGE OPERATIONS

     The Company was formed on June 13, 2003. The Company sold 1,070,000 shares of common stock to the founder and current Chairman of the Company.
     Research and development activities began during 2003. Operations subsequent to the formation of the Company have consisted of research and development of commercially viable product(s) that meet the standards of and are approved by the Food and Drug Administration, raising capital and attracting qualified advisors and personnel to further advance the
     Company's goals. The Company has approximately 25 stockholders.

     The Company is organized as a C corporation for income tax purposes.
     Accordingly, the Company pays federal and state income taxes on any profits and retains losses to be offset against any future taxable profits.
     Dividends are paid at the discretion of the Board of Directors; however, the Company has never declared a dividend and has no intention of declaring a dividend in the foreseeable future. The Company currently intends to retain any earnings for the operation and expansion of the business. The
     Company's continued need to retain any earnings for operations and expansion is likely to limit the Company's ability to pay future cash dividends.

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and contingencies at the date of the financial statements. Actual results could differ from those estimates.

     Concentrations of Credit Risk

     The Company places its available cash with a high quality financial institution in amounts, which may occasionally exceed current federal deposit insurance limits. Senior management continuously reviews this institution for financial stability.

     Property and Equipment

     The cost of property, plant and equipment is depreciated over the estimated useful lives of the assets. Depreciation is computed using the straight-line and accelerated methods. The cost and related accumulated depreciation of property, plant and equipment sold or otherwise disposed of are removed from the related accounts and the resulting gains or losses are reflected in income. Expenditures for normal maintenance and repairs are expensed while major betterments are capitalized.

     Financial Instruments

     The Company's financial instruments consist of cash and various licensing agreements. The estimated fair value of these financial instruments approximates their carrying value at March 31, 2007 and December 31, 2006.
     The estimated fair values have been determined through information obtained from market sources and management estimates. The Company does not have any derivative or other financial instruments.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                        7

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

           FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR
 THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Compensated Absences

     Employees of the Company are entitled to paid vacation days depending on job classification, length of service and other factors. It is impracticable to estimate the amount of compensation for future absences and, accordingly, no liability has been recorded in the accompanying financial statements. The Company's policy is to recognize the costs of compensated future absences when actually paid to employees.

     Recent Accounting Pronouncements

     In February 2007, the Financial Accounting Standards Board ("FASB") issued
     SFAS No. 155, Accounting for Certain Hybrid Financial Instruments. SFAS No.
     155 amends SFAS No. 1233, Accounting for Derivative Instruments and Hedging
     Activities, and SFAS No. 140, Accounting for Transfers and Servicing of
     Financial Assets and Extinguishments of Liabilities. SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requirement bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument the pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the
     Company's first fiscal year that begins after September 15, 2006. SFAS No.
     155 is not expected to have a material effect on the financial position or results of operations of the Company.

     In June 2006, the FASB issued Interpretation No. 48, Accounting for
     Uncertainty in Income Taxes - an interpretation of FASB Statement No 109
     ("FIN 48") which clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with FASB No. 109,
     Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The provisions of FIN 48 are effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company does not expect the adoption of the pronouncement to have a material effect on the financial position or results of operations of the Company.

     Income Taxes

     Deferred tax assets and liabilities are recognized based on temporary differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the years in which the temporary differences are expected to reverse. A valuation allowance is applied against net deferred tax assets if, based on available evidence, it is more likely than not that some or all of the deferred assets will not be realized.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                        8

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

           FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR
 THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE D - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - CONTINUED

     Research and Development

     The cost of research and development is charged to expense as incurred.
     Development expenses include the cost to register and maintain patents.

     Stock Option/Warrants

     The Company accounts for stock option/warrant awards granted to officers, directors and employees under the recognition and measurement principles of
     SFAS No. 123(R), Share Based Payment, utilizing the "modified prospective"
     method as described in SFAS No. 123(R). The accounting standard is effective January 1, 2006. The Company has elected to apply the principles of the standard to its financial statements beginning with its fiscal year beginning January 1, 2005.

     In the "modified prospective" method, compensation cost is recognized for all share-based payments granted after the effective date and for all unvested awards granted prior to the effective date. In accordance with
     SFAS No. 123(R), prior period amounts were not restated. SFAS No. 123(R)
     also requires the tax benefits associated with these share-based payments to be classified as financing activities in the Statement of Cash Flows, rather than operating cash flows as required under previous regulations.
     There was no effect to the Company's financial position or results of operations, as of and for the year ended December 31, 2005, as a result of the adoption of this Standard.

     Prior to January 1, 2005, the Company did not have any stock based compensation that was required to be accounted for in accordance with
     Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to
     Employees and related interpretations.

NOTE E - RELATED PARTY TRANSACTIONS

     Loan Receivable - Stockholder

     As of December 31, 2005, a loan was receivable from two shareholders. The loan, payable on demand, is non-interest bearing and is full recourse. As of December 31, 2006, the balance of the loan was $508. During the year ended December 31, 2006, there were no repayments made on the outstanding balance of the loan. During the three months ended March 31, 2007, the stockholders repaid $502 of the outstanding balance of the loan. At March
     31, 2007, the balance of $6 was written off through an administrative adjustment, leaving a balance $0.00 at March 31, 2007.

     Investment Agreement

     On March 10, 2006, the Company entered into the Agreement with the Investor for the issuance of 1,096,170 shares of the Company's common stock (the
     "Common Stock") and the issuance of an option to purchase an additional
     260,000 shares of the Company's common stock at an exercise price of $0.75 per share (the "Option"), in exchange for investment of $1,566,023 (the
     "Payment Amount") by the investor in the Company. The intent of the parties is for the investor to acquire a majority interest in the Company through a series of staged investments, which will take the form of cash investments by the investor in the Company at increasing valuations, with the investor participating in each staged investment being at the investor's sole discretion.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                        9

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

           FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR
THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE E - RELATED PARTY TRANSACTIONS - CONTINUED

     As of March 10, 2006, the Investor paid $750,000 towards its investment in the Company and was credited with $250,000 previously advanced to the
     Company. On various dates throughout 2006, the Investor advanced various amounts of cash to the Company in satisfaction of the remaining $566,023 due to the Company under the investment agreement. The full amount of the investment was paid on December 8, 2006.

     The Chief Executive Officer of the Investor is also a member of the
     Company's Board of Directors.

     Note payables - Stockholder

     On December 13, 2006, the Company executed a $250,000 Promissory Note (the
     "Note") with the Investor. On February 16, 2007, the Company executed another $250,000 Promissory Note (the "Second Note") with the Investor with the same terms as the Note. As of March 31, 2007, the outstanding balance of the notes was $500,000.

          Significant terms of the Notes are as follows:

          (a)  Payment - the full principal balance, together with all accrued and unpaid interest, shall be, (i) at the option of the Note holder, credited (on a dollar for dollar basis) towards any further investment by the Investor under the Agreement or (ii)
               paid in full by the Company on March 31, 2007 (the "Maturity
               Date"). The Investor will notify the Company, in writing, on or before February 28, 2007, of its election under (i) or (ii) as previously discussed.

          (b)  Prepayments - The outstanding balance of the Note may not be paid, in full or in part, in advance of the Maturity Date.

          (c)  Interest - The stated rate of interest on the Notes is 8% per year and accrues on the outstanding principal (excluding accrued and unpaid interest) of the Notes. Accrued and unpaid interest becomes part of the outstanding balance upon the Investors election to under (a)(i) or (a)(ii) above. Overdue principal, interest, fees or other amounts due under the Note shall be payable on demand and bear interest at the rate of 12% per year.
               Interest is calculated based on the number of actual days elapsed and the daily interest computation is based on 365 or 366 days per year, as applicable. As of March 31, 2007 and December 31,
               2006, the Company incurred interest expense of $8,274 and $986 respectively. The balance of $8,274 and $986 is included in accrued liabilities on the balance sheets as of March 31, 2007 and December 31, 2006 respectively. See NOTE H - ACCRUED
               LIABILITIES.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                       10

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

           FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR
 THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE E - RELATED PARTY TRANSACTIONS - CONTINUED

          (d)  Events of Default - The Notes contains customary events of default and includes: (i) the Company failing to pay any
               principal of or interest on this Note within three (3) business days of when due; (ii) admit in writing or otherwise fails to pay its debts and obligations as they come due; (iii) initiation of any bankruptcy proceeding, voluntary or involuntary including the application for the appointment of or consent to the appointment of a receiver, the winding-up or liquidation of the Company which continues undismissed or unstayed for sixty (60) days, admission of material allegations of a petition filed in conjunction with any aforementioned court proceeding, any general assignment for the benefit of creditors; (iv) the rendering of any monetary judgment equaling or exceeding $500,000 and either enforecement action has been taken or if any stay of enforcement by reason of pending appeal or otherwise is not in effect; (v) taking any corporate action to effect, or having any court decree issued approving or ordering, any of the foregoing; (vi) the rendering of any or all of the Note valid, binding and/or enforceable or the declaration by the Company of the same; (vii) breach of the
               Agreement of any other Transaction Document (as defined in the
               Agreement) by the Company; (viii) the illegality or becoming illegal of the Company to comply, in full or in part, with any terms of the Notes.

     Rental Arrangement

     Beginning in March 2006, the Company began renting office space from a company that is a related party. The Company is a related party by virtue of the fact that the company is a stockholder and holds options for the purchase of 162,000 shares of the Company's common stock and one of the founders, the managing partner of the company, is related to the Company's founder and chairman.

     License Agreements - Stockholders

     The Company entered into license agreements with its Chief Executive
     Officer and founder for certain patent rights. The agreements call for annual license fees to be paid by the Company to the stockholder in exchange for the granting of patent rights where the Company would have the sole exclusive, worldwide, royalty bearing rights. The agreements call for the stockholder to receive additional payments and royalties as the Company develops and implements these patents.

NOTE F - LICENSE AGREEMENTS

     During 2005, the Company entered into various patent license agreements with a local hospital located in Boston, Massachusetts for the licensing of certain patent rights. These licenses are capitalized and amortized over the terms of the respective agreements (9 years). During 2006, the Company also entered into a contract with a research and development company located in Worcester, Massachusetts for the providing of testing services.
     Although the stated term of the agreement is 15 years, the Company has capitalized the up front, non-refundable payment of $25,000 and is amortizing that payment over 5 years as the Company expects that a majority of the testing services for current projects will occur within that time frame.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                       11

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

           FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR
 THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE F - LICENSE AGREEMENTS - CONTINUED

     As of March 31, 2007 and December 31, 2006, the balances of the Company's license agreements were as follows:

                                                    MARCH 31,   DECEMBER 31,
                                                       2007         2006
                                                    ---------   ------------
     Patent license agreements                      $ 60,000      $ 60,000
     Contract research and development agreements     25,000        25,000
                                                    --------      --------
                                                      85,000        85,000
        Less: accumulated amortization               (16,200)      (13,323)
                                                    --------      --------
                                                    $ 68,800      $ 71,677
                                                    ========      ========

NOTE G - WEBSITE DEVELOPMENT COSTS

     The Company has capitalized the costs incurred in connection with the initial development of its website, www.fluoropharma.com. These costs are being amortized over 3 years. Costs incurred in connection with the website subsequent to the website going live are expensed as incurred. Costs incurred in connection with the re-design, re-building or total replacement of the website would also be capitalized and amortized in accordance with
     Company policy.

     As of March 31, 2007 and December 31, 2006, the balances of the website development costs were as follows:

                                         MARCH 31,   DECEMBER 31,
                                            2007         2006
                                         ---------   ------------
     Website development costs            $10,394      $10,394
        Less: accumulated amortization     (1,433)        (580)
                                          -------      -------
                                          $ 8,961      $ 9,814
                                          =======      =======

      SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                       12

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

           FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR
 THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE H - ACCRUED LIABILITIES

     At March 31, 2007 and December 31, 2006 accrued liabilities consist of the following:

                                                MARCH 31,   DECEMBER 31,
                                                   2007         2006
                                                ---------   ------------
     Consulting fees and directors' fees         $ 6,000       $    --
     Legal fees                                    8,500        31,023
     Miscellaneous general and administrative     18,000        12,000
     Related party interest expense                8,274           986
     Scientific Advisory Board fees               22,000        22,000
                                                 -------       -------
                                                 $62,774       $66,009
                                                 =======       =======

NOTE I - CAPITAL STOCK

     Number of Shares Authorized

     Under the Company's charter, 10,000,000 shares of $0.001 par value common stock and 700,000 shares of $0.001 par value "Series A" preferred stock were authorized as of December 31, 2005. As of December 31, 2005, 1,797,500
     shares of common stock and 287,500 shares of preferred stock are issued and outstanding.

     COMMON STOCK

     Transactions Occurring in Shares of Common Stock

     On March 10, 2006, in connection with the closing of the Agreement between the Company and all preferred stockholders, the Company exchanged 287,500 shares of common stock for all of the outstanding shares of Preferred Stock
     (287,500) in a one-to-one stock swap.

     On March 10, 2006, in connection with the closing of the agreement between the Company and all preferred stockholders, the Company issued 22,905 shares of common stock to its holders of Preferred Stock as an inducement to convert their shares of Preferred Stock to common stock. These shares were issued in conjunction with the execution of a separate common stock purchase agreement and considered a cost of raising capital, therefore resulting in a memorandum entry only, as conversion was a requirement for the execution of the separate definitive agreement.

     During 2006, as payment for a consulting contract with the Company, the
     Company issued 16,425 shares of its common stock, valued at $1.43 a share to the consultant. The fair value of these shares was calculated to be
     $23,488.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                       13

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

         FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR THE
   PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE I - CAPITAL STOCK - CONTINUED

     On March 10, 2006, in connection with the closing of the Agreement between the Company and the Investor, the Company issued 1,096,170 shares of common stock to the Investor valued at $1.43 per share, for an aggregate investment in the Company by the Investor of $1,566,022.

     As of March 31, 2007 and December 31, 2006, there were 3,220,500 shares of common stock outstanding. There were no common shares issued during the three months ended March 31, 2007.

     PREFERRED STOCK

     Transactions Occurring in Shares of Preferred Stock

     During 2006, the following transaction occurred with respect to shares of the Company's Preferred Stock:

     On March 10, 2006, in connection with the agreement entered into on March
     11, 2006 between the company and all preferred stockholders, the company exchanged all of the outstanding shares of preferred Stock (287, 500) in a one-to-one swap for shares of the Company's common stock. In addition to the 287,500 shares of common stock issued upon conversion, the Company issued 22,905 additional shares of common stock to these stockholders as an inducement to convert.

     As a result of the aforementioned transactions, the Company had no issued of outstanding shares of series A preferred Stock as of March 31, 2007.

     COMMON STOCK WARRANTS

     As of December 31, 2004, the Company had outstanding common stock warrants for the purchase of 27,500 shares of common stock with an exercise price of
     $3.00 per share. All of these warrants were issued in conjunction with the issuance of preferred stock pursuant to the execution of certain definitive stock purchase agreements.

     During 2005, common stock warrants for the purchase of 25,000 shares of common stock with an exercise price of $3.00 per share were issued in conjunction with the issuance of preferred stock pursuant to the execution of certain definitive stock purchase agreements.

     During 2006, common stock warrants for the purchase of 57,500 shares of common stock with an exercise price of $1.43 per share were issued in conjunction with the conversion of all issued and outstanding preferred stock. These warrants were issued in conjunction with the execution of a separate common stock purchase agreement and considered a cost of raising capital, therefore resulting in a memorandum entry only, as conversion was a requirement for the execution of the separate definitive agreement.

     There were no common stock warrants issued during the quarter ended March
     31, 2007, and as a result there were 110,000 common stock warrants issued and outstanding at March 31, 2007.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                       14

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

           FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR
 THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE I - CAPITAL STOCK - CONTINUED

     STOCK OPTIONS

     Stock Option Plan

     Description

     On January 1, 2004, the Company adopted its Equity Incentive Plan (the
     "Plan") which provides for the grant by the Company of options or other equity interests in the Company to employees, officers, directors, consultants, and advisors of the Company (the "Eligible Participants"), to purchase up to 560,000 shares of the Company's common stock, at an exercise price as determined by the Company's Board of Directors and for a term of up to no more than ten years after the date of grant. Effective September
     1, 2006, pursuant to Board ratification, the stock option plan pool was increased to allow for the issuance of 932,000 shares of the Company's common stock. Effective January 26, 2007, pursuant to Board ratification, the stock option plan pool was increased to allow for the issuance of
     1,350,000 shares of the Company's common stock. Generally, the Board of
     Directors determined the options vesting term; however, option grants designated as "Incentive Stock Options" (the "ISO") may be exercised for up to 25% of the total number of shares under the ISO on the first anniversary of the grant date and for an additional 6.25% of the total number of shares under the ISO on the last day of each three month period following the first anniversary date until 100% of the total number of shares under the
     ISO have vested by the fourth anniversary of the date of grant.

     Issuances of Stock Options

     As of December 31, 2005, the Company had issued options to various consultants to purchase 230,000 shares of the Company's common stock.

     During 2006, the Company's Board of Directors granted various options to various employees, consultants and advisors to purchase an aggregate of
     431,500 shares of the Company's common stock at exercise prices of $1.00 and $1.43. These options were either fully vested on their respective grant dates or vested generally over one or two service period, at the end of which the options vested, provided that the grantee was still providing services to the Company on the anniversary date.

     The fair value of these options was estimated at the date of grant using the Black-Sholes option pricing model with the following assumptions for fiscal year 2006: risk-free interest rate of 4.51% to 5.14%; no dividend yield; an expected life of the options of 7 to 10 years; and a volatility factor of 120.17% to 166.31%. As a result of these transactions, the
     Company recorded $28,806 of stock-based compensation to employees and
     $411,849 of stock-based consulting expense for the year ended December 31,
     2006. Additionally, several immediately vested options granted to non-employees resulted in $100,039 of prepaid consulting at December 31,
     2006.

     During the three months ended March 31, 2007, the Company issued options for the purchase of 90,000 shares of the Company's common stock valued at
     $123,130.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                       15

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

           FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR
 THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE I - CAPITAL STOCK - CONTINUED

     The fair value of these options was estimated at the date of grant using the Black-Sholes option pricing model with the following assumptions for fiscal year 2007: risk-free interest rate of 4.56% to 4.68%; no dividend yield; an expected life of the options of 10 years; and a volatility factor of 120.17% to 123.38%.

     In addition to the outstanding stock option plan options, as previously described, on March 10, 2006, the Company entered into the Agreement with the Investor for the issuance of 1,096,170 shares of the Company's common stock (the "Common Stock") and the issuance of an option to purchase an additional 260,000 shares of the Company's common stock at an exercise price of $0.75 per share (the "Option"), in exchange for investment of
     $1,566,023 (the "Payment Amount") by the investor in the Company. This issuance of the stock option in conjunction with the investment agreement was approved by the Board of Directors to fall outside the scope of the stock option plan and this individual option issuance was ratified by the
     Board.

NOTE J - EARNINGS PER SHARE

     The Company computes net income (loss) per common share in accordance with
     SFAS No. 128, "Earnings per Share." Net income (loss) per share is based upon the weighted average number of outstanding common shares and the dilutive effect of common share equivalents, such as options and warrants to purchase common stock, convertible preferred stock and convertible notes, if applicable, that are outstanding each year. Basic and diluted earnings per share were the same at the reporting dates of the accompanying financial statements, as including common stock equivalents in the calculation of diluted earnings per share would have been antidilutive.

     As of March 31, 2007, the Company had outstanding common stock options of
     1,011,500 and common stock warrants of 110,000, and no convertible preferred shares or preferred warrants. The above options and warrants were deemed to be antidilutive for the Company's quarter ended March 31, 2007.

     As of March 31, 2006, the Company had outstanding common stock options of
     702,000 and common stock warrants of 110,000. The above options, warrants, and convertible securities were deemed to be antidulitive for the Company's quarter ended March 31, 2006.

NOTE K - INCOME TAXES

     In accordance with Statement of Financial Accounting Standards No. 109,
     "Accounting for Income Taxes" (FAS 109), the Company recognizes deferred tax assets or liabilities for the future tax expense arising from the different methods of recognition for certain items of income and expense for financial statement and income tax reporting purposes. Amounts presented on the balance sheet represent the net amount of deferred tax assets and liabilities recognized during the year.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                       16

                FLUOROPHARMA, INC. (a development stage company)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

            FOR THE THREE MONTHS ENDED MARCH 31, 2007 AND 2006 AND FOR
 THE PERIOD FROM JUNE 13, 2003 (INCEPTION) THROUGH DECEMBER 31, 2006 (UNAUDITED)

NOTE K - INCOME TAXES - CONTINUED

     At March 31, 2007 and March 31, 2006, the Company had deferred tax assets calculated at an expected blended rate 38% of approximately $1,100,000 and
     $480,000 respectively, principally arising from net operating loss carryforwards for income tax purposes. As management of the Company can not determine that it is more likely than not that the Company will realize the benefit of the deferred tax asset, a valuation allowance equal to the deferred tax asset has been established at Match 31, 2007 and March
     31, 2006.

     At March 31, 2007, the Company has net operating loss carry forwards of approximately $2,900,000, which expire in the years 2023 through 2027. The net change in the allowance account was an increase of $500,000 for the three months ended March 31, 2007.

NOTE L - COMMITMENTS

     Beginning in March 2006, the Company began renting office space from a related party as a tenant at will. Under the arrangement, the Company paid
     $2,000 per month until October 2006 for the rented office space. The rent paid increased to $4,000 in October 2006 when the Company increased the amount of office space that it rented from the related party. There is no formal operating lease arrangement.

     For the three months ended March 31, 2007 and 2006, rent expense was
     $12,000 and $2,000, respectively.

     As of March 31, 2007 the Company had commitments for consulting agreements related to clinical trials of $267,437 and for capital expenditures related to the purchase of a modular lab in the amount of $45,000. At March 31,
     2006 the Company had no material commitments.

NOTE M - SUBSEQUENT EVENTS

     Change in Majority Stockholder

     On April 13, 2007, upon closing the Stage 2 transactions as described in the Agreement, the Investor became the majority stockholder of the Company.
     Prior to April 13, 2007, the majority stockholder was the founder and
     Chairman of the Company.

     Upon becoming the majority stockholder, the Investor can avail itself of certain and various rights including representation on the Board of
     Directors and other rights that accrue by virtue of being the majority stockholder of the Company.

        SEE ACCOUNTANT'S REVIEW REPORT AND NOTES TO FINANCIAL STATEMENTS.

                                       17